EXHIBIT 10.19

                              HAMILTON BANK, N.A.

December 30, 1998

Ezcony Trading Company, S.A.
Ezcony International Corporation

Attention: Mr. Ezra Cohen

Dear Sirs:

We are pleased to inform you that a US$12,000,000 line of credit facility (the "Credit Facility") has been approved in favor of Ezcony Trading Company, S.A. and Ezcony International Corporation (the "Borrowers") under the following terms and conditions:

Borrowers:                  Ezcony Trading Company, S.A.
                            Ezcony International Corporation

AMOUNT:                     US$12,000,000

TYPE OF FACILITY:           Issuing Letters of Credit payable at sight
                            or by time up to 180 days not to exceed
                            US$9,500,000, refinancing thereof, documentary collections up to 150 days from bill of lading date not to exceed US$9,500,000, stand by letters of credit not to exceed
                            US$3,500,000, and import financing up to 180 days against purchase orders or copies of invoices not to exceed US$10,500,000, which shall be reduced to US$9,500,000 on May 31, 1999.

                            Aggregate outstanding letters of credit, refinances and import financing shall not at any time exceed US$12,000,000, and is to be reduced to by US$200,000 per month for five months to US$11,000,000 by May 31, 1999.

                            Interest is payable monthly. Principal is payable at maturity.

INTEREST RATE:              Citibank,  N.A. New York prime rate plus one
                            percent (1.00%) for refinancing of
                            letters of credit and import financing.

                            The Bank reserves the right to effect any increase in prime rate on the date of such increase.

MATURITY AND
REVOCATION DATE:            This Credit Facility may be terminated at
                            any time at Bank's sole and absolute
                            discretion and, to the absence of such
                            termination, will expire on August 31,
                            1999. Upon revocation of the line of credit, any outstanding letters of credit and refinances will be payable according

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Ezcony Trading Company, S.A.
Ezcony International Corporation
December 30, 1998
Page 2
                            to their respective terms and will not
                            be rolled over or renewed without the
                            prior written consent of the Bank.

FEES:                       Letters of Credit:
                                    1/4%  Issuance (for every 90 days or
                                          fraction thereof)
                                    1/4%  Negotiation
                                    2.00% Acceptance

                             Import Financing:
                                      .50% flat per each advance.

                              The Bank's standard loan and Letter of Credit charges as set from time to time.

EXPENSES:                     All legal,  documentation  and other costs and
                              expenses of the Bank will be for the account of the Borrowers.

COLLATERAL:                   Cash collateral in the amount of US$1,350,000.


                              Trade drafts covering outstanding amounts for the refinancing of letters of credit and import financing to be in compliance as follows: 50% of the outstanding balance no later than December 31, 1998; 75% of the outstanding balance no later than January 31, 1999; 100% of the outstanding balance no later than February 28, 1999; and 115% no later than March 31, 1999.

                              First mortgage on commercial property located in Colon Free Zone, Panama.

GUARANTORS:                   Personal  guarantees of Messrs.  Ezra Cohen,
                              Daniel Homsany, and David Djemal Homsany. Cross corporate guarantees between Ezcony Trading
                              Company, S.A., Ezcony International Corporation, and Ezcony Interamerica, Inc.

Taxes:

                              All payments made on or in respect of this Credit Facility shall be made free and clear of and without deduction for any and all present and future taxes. The Borrowers agree to cause all such taxes to be paid on behalf of the Bank directly to the appropriate governmental authority. If for any reason the Borrowers are prohibited from paying any taxes on behalf of the Bank, then all payments made on or in


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Ezcony Trading Company, S.A.
Ezcony International Corporation
December 30, 1998
Page 3

                              respect of this Credit Facility including payments made pursuant to this paragraph, shall be increased so that, after provisions for such taxes, including taxes on such increase, the amounts received by the Bank will equal the amounts the Bank would have received if no such taxes were due on such payments. Within thirty (30) days after any written demand by the Bank, the Borrowers shall indemnify the Bank and hold the Bank harmless for the full amount of any taxes payable by the Bank with respect to this Credit Facility and any liabilities (including penalties, interest and expenses) arising from such taxes. If the Borrowers deduct or retain any amounts pursuant to this paragraph, the Borrowers will furnish to the Bank, within 30 days after such deduction (and in any event no later than 30 days after such taxes are due), tax receipts (or certified copies of such receipts), and other evidence satisfactory to the Bank that the Borrowers have paid such amounts to the appropriate authorities.


Conditions Precedent:         The Borrowers shall execute and deliver to the
                              Bank such agreements and documents (hereinafter, referred to as the "Documentation") as the Bank may request in connection with the Credit
                              Facility, all in form and substance satisfactory to the Bank and its legal counsel.

Representations and
Warranties:                   As an inducement to the Bank to enter into this
                              Credit Facility, the undersigned represent and warrant to the Bank that;

                              1) The Borrowers and corporate guarantor are corporations, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is authorized to do business in the jurisdictions in which its ownership of property or conduct of business legally requires such authorizations.


                              2) There are no actions, suits or proceedings pending, or to the knowledge of the Borrowers threatened, against or affecting the Borrowers or corporate guarantor before or by any person or entity, which, if adversely determined, could have a material adverse effect on the Borrowers or corporate Guarantor as the case may be.

                               3)  The  Borrowers are not in violation or
                               default with respect to any applicable laws and/or regulations that could materially affect the

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Ezcony Trading Company, S.A.
Ezcony International Corporation
December 30, 1998
Page 4

                               operations and/or condition (financial or otherwise) of the Borrowers or corporate Guarantor, and is not in violation or default with respect to any order, writ, injunction, demand or decree of any court, any person or entity.

COVENANTS:                     1) The Borrowers shall provide audited
                               fiscal year end financial statements no later than 90 days from fiscal year end, and company prepared quarterly financial statements no later than 45 days from quarter end.

                               2)  Payments  from  import  financing
                               transactions shall be made directly to suppliers acceptable to the bank at its sole discretion.

                               3) The import financing limit and the aggregate limit is to be reduced by US$200,000 per month for five months to US$11,000,000 by May 31, 1999.

DEFAULT: Failure of the Borrowers to perform its obligations under the Documentation shall constitute an Event of Default hereunder and shall render all amounts owed to the Bank hereunder or otherwise immediately due and payable.

                               Under the occurrence of any default under the Documentation or hereunder, or if at anytime the Bank deems itself insecure for any reason whatsoever, the Bank may, at its option, terminate this Credit Facility and/or declare all liabilities (matured or unmatured) of the Borrowers to the Bank immediately due and payable without notice or demand.

                               No delay or omission on the part of the Bank in exercising any right hereunder or under any of the Documentation shall operate as a waiver of such right or of any other right hereunder or under any of the Documentation. Presentment, demand, including demand hereunder, protest, notice of dishonor and extension of time without notice are hereby waived by the Borrowers. The Borrowers promise and agree to pay all costs of collection including, but not limited to, reasonable fees and costs of the Bank's legal counsel, regardless of whether any such costs are incurred before or at trial, upon appeal or otherwise. Any notice to the Borrowers shall be sufficiently served for all purposes if placed in the mail, postage prepaid, addressed to or

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Ezcony Trading Company, S.A.
Ezcony International Corporation
December 30, 1998
Page 5


                               left upon the premises at the address shown below or any other address shown on Bank's records.

ENTIRE AGREEMENT:              This Agreement supersedes all prior agreements,
                               correspondence and understandings relating to the subject matter hereof.

                               If any term in any documentation executed by the Borrowers in connection with any credit extended under this credit facility conflicts or is inconsistent with the terms of this letter agreement, the terms of this letter agreement shall control, provided, however, that terms that are more comprehensive than equivalent terms herein shall be deemed to be supplementary of this letter agreement and not inconsistent or in conflict with the terms hereof.

RELEASE: The Borrower freely and voluntarily release the Bank and its shareholders, affiliates, subsidiaries, employees, officers, directors, successors and assigns from all claims, damages, costs, expense and liabilities which the Borrower now have or may hereafter have, whether known or unknown.

WAIVER OF RIGHT:               THE BORROWERS HEREBY KNOWINGLY,  VOLUNTARILY AND
                               INTENTIONALLY WAIVES ANY RIGHT IT MAY  HAVE TO A
                               TRIAL  BY  JURY IN  RESPECT  OF ANY  ACTION,
                               PROCEEDING  OR COUNTERCLAIM  BASED ON THIS CREDIT
                               FACILITY,  OR ARISING  OUT OF,  UNDER OR IN
                               CONNECTION  WITH THIS  CREDIT  FACILITY,  OR ANY
                               OTHER  DOCUMENT  EXECUTED  IN CONNECTION  WITH
                               THIS  CREDIT  FACILITY, OR ANY COURSE OF CONDUCT,
                               COURSE OF DEALING,  STATEMENT  (WHETHER VERBAL OR
                               WRITTEN)  OR  ACTION OF ANY PARTY IN CONNECTION
                               WITH THIS CREDIT FACILITY.

GOVERNING LAW:                 This letter  agreement  shall be governed by and
                               construed in accordance with the laws of the State of Florida.


         If the foregoing is acceptable to you, please so indicate on the enclosed copy of this letter and return it to the undersigned on or before January 30, 1999.

Very truly yours,



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Ezcony Trading Company, S.A.
Ezcony International Corporation
December 30, 1998
Page 6
HAMILTON BANK, N.A.

By: /S/ MARGARET LOPEZ                  By: /S/ FELIPE S. BLANCO
----------------------------------        ----------------------------------
         Margaret Lopez                        Felipe S. Blanco
         Assistant Vice President              Vice President

Agreed to and Accepted
this ___ day of  ______________________, 1999:

EZCONY TRADING COMPANY, S.A.

By:      /S/ EZRA COHEN
   --------------------------------
Name:    EZRA COHEN
Title:   PRESIDENT

By:
   ---------------------------------
Name:
Title:

EZCONY INTERNATIONAL CORPORATION

By:      /S/ EZRA COHEN
   ----------------------------------
Name:    EZRA COHEN
Title:   PRESIDENT


By:
   -----------------------------------
Name:
Title:


              Main Office 3750 NW 87th Avenue, Miami, Florida 33173


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Hamilton Bank, N.A.
Fax Transmission

From: Felipe S. Blanco                    Date: February 10, 1999
To: Ezra Cohen                            Time:    9:33 AM
Company: Ezcony Trading Corporation       Fax # (507) 441-1860

AMENDMENT TO LETTER DATED DECEMBER 30, 1998

Dear Ezra:

Please be advised that I received the signed copy of the subject facility letter. In further reviewing the text, inadvertently, the following items were omitted. Please proceed to sign this modification to proceed with the implementation.

Under pricing, the following should be added:

One quarter percent (0.25%) on the sublimits covering the issuance of letters of credits, refinancing of letters of credit, and import financing.

One percent fee (1.0%) covering the term loan.

If you have any questions, please call me at (305) 717-5517.

Truly yours,

/S/ FELIPE S. BLANCO
Felipe S. Blanco
Vice President

Agreed and Acknowledged on this 10th day of February 1999.


By:      /S/ EZRA COHEN
         Ezra Cohen



3750 NW 87th Avenue, Suite 600, Miami, FL 33173